UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2026

908 Devices Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39815	45-4524096
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

44 3rd Avenue, Burlington, MA 01803

(Address of principal executive offices, including zip code)

(857) 254-1500
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MASS	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 ( §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Share Purchase Agreement

On May 4, 2026 (the “Closing Date”), 908 Devices Inc. (the “Company”) completed its acquisition of NIRLAB SA, a corporation organized under the laws of Switzerland (“NIRLAB”), and its wholly owned subsidiary, NIRLAB Forensics Sàrl, a limited liability company organized under the laws of Switzerland (the “Subsidiary” and, together with NIRLAB, the “NIRLAB Group”), pursuant to a Share Purchase Agreement (the “Purchase Agreement”) with Florentin Coppey, Pierre Esseiva, Matteo Delbrück, Parkview Invest AG and Matthieu Girod (each a “Seller” and collectively, the “Sellers”) and NIRLAB. The NIRLAB Group develops near-infrared (NIR) spectroscopy solutions for instant material identification. Under the Purchase Agreement, the Sellers sold all 1,094,282 outstanding registered shares of NIRLAB (the "NIRLAB Shares"), constituting the entire issued share capital of NIRLAB, to the Company.

The board of directors of the Company (i) determined that the terms of the Purchase Agreement are fair to, advisable and in the best interests of the Company and its stockholders, and (ii) authorized and approved the execution, delivery and performance of the Purchase Agreement and the consummation of transactions contemplated thereby.

Pursuant to the Purchase Agreement, the Sellers agreed to sell and transfer to the Company, on the Closing Date (as defined below), all of the issued and outstanding NIRLAB Shares in exchange for a preliminary consideration (the “Preliminary Consideration”) payable by the Company on the Closing Date with a headline price of $15,000,000 (the “Transaction”), comprised of (x) $13,000,000 in cash (the “Cash Consideration”) and (y) 293,368 shares of common stock of the Company, par value $0.001 per share (each such share, a “Company Share”) (the “Stock Consideration”).

The Cash Consideration is subject to customary adjustments. The Company withheld $1,300,000 of the Cash Consideration and 10% of the Stock Consideration (together, the “General Holdback Amount”) to secure the Sellers’ post-closing obligations under the Purchase Agreement. Subject to any outstanding claims, the General Holdback Amount shall be released to the Sellers twelve (12) months after the Closing Date.

The number of Company Shares issuable as Stock Consideration was determined based on the higher of (x) the thirty (30)-day volume-weighted average price of the Company Shares on Nasdaq immediately preceding the Closing Date and (y) a contractual floor price of USD 5.88 per share.

In addition to the Preliminary Consideration, the Sellers may receive contingent earn-out consideration of up to $8,000,000 (the “Earn-Out Consideration”), payable solely in Company Shares, based on the achievement of certain revenue-based milestones by December 31, 2027, as more fully described in the Purchase Agreement.

In connection with the Transaction, all 36,750 options to purchase NIRLAB Shares outstanding as of the Closing Date were cancelled pursuant to option cancellation agreements entered into between NIRLAB and the applicable option holders (the “Option Cancellation Agreements”), in exchange for a combination of cash and Company Shares, where applicable (the “Option Share Payment”).

The Purchase Agreement and Option Cancellation Agreements contain provisions pursuant to which each Seller or applicable option holder, respectively, agrees not to sell or transfer any Company Shares received as a result of the Transaction for a 180-day lock-up period from the date of issuance of such Company Shares, subject to customary exceptions.

The Purchase Agreement contains customary representations and warranties by the Sellers relating to, among other things, the NIRLAB Group and their business, and customary representations and warranties by the Company. The Purchase Agreement also contains customary indemnification provisions, pursuant to which the Sellers have agreed to indemnify the Company for, among other things, breaches of representations and warranties and covenants, subject to certain limitations, including time limitations and liability caps. In addition, the Purchase Agreement contains non-compete and non-solicitation covenants pursuant to which each Seller has agreed, for a period of three (3) years following the Closing Date, not to compete with the business of the NIRLAB Group or solicit employees, customers or suppliers of the NIRLAB Group, subject to certain exceptions.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed with this Current Report on Form 8-K as Exhibit 2.1, and which is incorporated by reference herein in its entirety. The Purchase Agreement and the foregoing description thereof have been included to provide investors and stockholders with information regarding its terms and are not intended to provide any other factual information about the Company, the Sellers or the NIRLAB Group. The assertions embodied in the representations and warranties contained in the Purchase Agreement are qualified by a confidential disclosure letter delivered by the Sellers to the Company. Moreover, certain representations and warranties in the Purchase Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, or may have been used for the purpose of allocating risk between the parties to the Purchase Agreement. Accordingly, the representations and warranties in the Purchase Agreement should not be relied on as characterizations of the actual state of facts and circumstances of the Company at the time they were made and should only be read in conjunction with the entirety of the factual disclosure in public reports, statements and other documents filed with the U.S. Securities and Exchange Commission. Information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 2.02	Results of Operations and Financial Condition.

On May 6, 2026, the Company announced its financial results for the first quarter and three months ended March 31, 2026. A copy of the press release is being furnished as Exhibit 99.1 to this Report on Form 8-K.

The information in this Item 2.02 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 3.02	Unregistered Sale of Equity Securities.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. Pursuant to the terms of the Purchase Agreement and as set forth in Item 1.01, the Company issued or may issue Company Shares as Option Share Payment, Stock Consideration and Earn-Out Consideration (subject to the achievement of certain milestones set forth in the Purchase Agreement) (such Company Shares, the “Transaction Shares”).

The Transaction Shares were or will be issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemptions from registration provided by Section 4(a)(2) of the Securities Act and Regulation S promulgated thereunder.

Item 7.01	Regulation FD Disclosure.

On May 6, 2026, the Company issued a press release announcing that it had entered into the Purchase Agreement. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K. Additionally, on May 6, 2026, 908 Devices posted an investor presentation regarding the acquisition of NIRLAB under the “Events & Presentations” section of its website. The information contained on or that can be accessed through the 908 Devices website is not incorporated by reference herein or in any filing under the Securities Act or the Exchange Act.

The information in this Item 7.01 and Exhibit 99.2 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1*	Share Purchase Agreement, dated as of May 4, 2026, among 908 Devices Inc., Florentin Coppey, Pierre Esseiva, Matteo Delbrück, Parkview Invest AG, Matthieu Girod and NIRLAB SA.

99.1	Press Release issued by 908 Devices Inc. on May 6, 2026.

99.2	Press Release issued by 908 Devices Inc. on May 6, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit. The Company agrees to furnish supplementally a copy of such omitted confidential portions to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

908 DEVICES INC.

Date: May 6, 2026	By:	/s/ Mark S. Levine
Name: Mark S. Levine
Title: Chief Legal and Administrative Officer